UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2011 (May 20, 2011)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On May 23, 2011, ARCA biopharma, Inc. terminated its equity distribution agreement, as amended (the “Agreement”) with Wedbush Morgan Securities, Inc. The Agreement was terminable at will by ARCA with no penalty. The Agreement established an at-the-market program through which the Company had the right to sell, from time to time and at its sole discretion, shares of its common stock having an aggregate offering price of up to $20 million.

Further details regarding the Agreement are included in the Company’s Current Reports on Form 8-K filed December 8, 2009 and April 30, 2010, which are incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2011, the Compensation Committee of the Board of Directors of the Company approved the award of options to purchase shares of the Company’s common stock under the Company’s 2004 Equity Incentive Plan, as amended, (the “2004 Plan”) to certain named executive officers of the Company, as follows:

Name	Title	Number of Option Shares
Michael R. Bristow	President & Chief Executive Officer	30,000

Christopher D. Ozeroff	Senior Vice President & General Counsel	20,000

Patrick M. Wheeler	Chief Financial Officer	20,000

The options awarded have an exercise price of $2.24 per share, which was the closing price of the Company’s common stock quoted on the Nasdaq Capital Market on May 20, 2011, the date of grant, in accordance with the 2004 Plan.

The options vest in equal monthly installments over a three year period as measured from the date of grant, with 1/36th of the shares subject to the option vesting on each monthly anniversary of the date of grant until all shares are fully vested. In the event of a change in control of the Company, 50% of the unvested options shall become fully and immediately vested upon the closing date of such change in control, and any remaining unvested options shall continue to vest according to the original vesting schedule, provided, however, that on the earlier of (i) the one-year anniversary of the closing date of such change in control or (ii) date of involuntary termination, any options that remain unvested on such earlier date shall become fully and immediately vested. All vesting conditions are subject in each case to the named executive officer continuing to be an employee of the Company at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2011

ARCA biopharma, Inc. (Registrant)

By:	/s/ Christopher D. Ozeroff
Name: Christopher D. Ozeroff Title: Senior Vice President and General Counsel